Exhibit 10.3

Exclusive Option Agreement

The Exclusive Option Agreement (hereinafter referred to as “the Agreement”) is entered into by and among the following parties at Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen on August 18, 2020:

Party A: YiQiLai (Shenzhen) Consulting Management Co., Ltd., is a wholly foreign owned enterprise established and effectively existing in accordance with the laws of the People’s Republic of China (hereinafter referred to as “China”, excluding Hong Kong, Macao and Taiwan for the purpose of the Agreement), domicile: ;

Party B: Ding Xiang (Shenzhen) Investment Co., Ltd., is a limited liability company established and effectively existing in accordance with Chinese laws, domicile: ;

Party C: Shenzhen Zhong Wei Technology Co., Ltd., is a limited liability company established and effectively existing in accordance with Chinese laws, domicile: .

In the Agreement, Party A, Party B, and Party C shall be severally referred to as “any party” and collectively referred to as “the Parties”.

Whereas:

1. Party B holds 100% of the shares of Party C;

2. Party A, Party B, and Party C signed Exclusive Management Consulting and Service Agreement (hereinafter referred to as “Service Agreement”) on August 18, 2020;

3. Party A, Party B, and Party C signed Equity Pledge Agreement (hereinafter referred to as “Equity Pledge Agreement”) on August 18, 2020.

Now, therefore, the Parties hereby enter into the following agreement with the consensus reached through negotiations:

1	Equity Purchase Option

1.1 Equity purchase option

Pursuant to Chinese laws and regulations, Party B hereby irrevocably grants the exclusive equity option to Party A to enable Party A or one or more of its assignees (“assignees”) to purchase the exclusive right of all or part of the shares that Party B holds in Party C from Party B at the price prescribed in Article 1.3 hereof at any time (“equity purchase option”). Except Party A and its assignees, Party B shall not grant such option to other third person. Party C hereby agrees that Party B grants the equity purchase option to Party A, and such authorization shall be irrevocable during the validity period of the Agreement.

Party B and Party C hereby further agree, 1) Party A may unilaterally transfer the equity purchase option completely or partially to any third person; therefore, such third person shall inherit all or part of Party A’s rights and obligations hereof, and thus become a party of the Agreement exercising the equity purchase option in accordance with relevant provisions hereof; 2) when Party A actually exercises the equity purchase option, it may designate any third person compliant with laws as the shareholder of Party C.

“Person” prescribed in this article and the Agreement refers to individual, company, joint venture, partnership, trust or non-corporate enterprise, etc.

1.2	Exercise procedure

Party A shall exercise the equity purchase option in accordance with the provisions of Chinese laws and regulations. When Party A exercises the equity purchase option, it shall send written notice (“Equity Purchase Option Notice”) to Party B. The Equity Purchase Option Notice shall state the following matters:

(a) Party A’s decision on the exercise of purchase option;

(b) The ratio of shares that Party A intends to purchase from Party B (“purchased equity”);

(c) Purchase date/equity transfer date;

(d) Payment method and bank remittance information;

(e) Organization name or person’s name of the actual shareholders of Party C;

(f) Power of attorney that permits the assignees to exercise the equity purchase option.

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1.3 Purchase price of equity

Unless appraised according to the requirement of laws, purchase price of the equity purchase option exercised by Party A (“purchase price of equity”) shall be the lowest of the followings prescribed with the consent of Party A:

(a) Actual contribution amount paid by Party B for the purchased equity; or

(b) Lowest transfer price compliant with Chinese laws and regulations at the time of exercising equity purchase option.

1.4	Transfer of purchased equity

Party B and Party C shall complete the following procedures and other related procedures (if any) within 10 days from the date when Party A sends Equity Purchase Option Notice or the period approved by Party A:

(a) Party B shall urge Party C to hold Shareholders’ Meeting in time, deliberate over and pass the resolutions of Party B’s transfer of equity to Party A and/or its assignees and other relevant matters at reasonable request of Party A, and immediately submit the aforementioned written resolutions to Party A for filing after the meeting;

(b) Party B shall sign equity transfer agreement with Party A (or its assignees) meeting Party A’s requirements and other documents necessary for equity transfer (“documents related to transfer of equity ownership”) according to Equity Purchase Option Notice issued by Party A as required by Party A, and immediately submit one copy to Party A for filing after signing the aforementioned documents;

(c) Related parties shall sign all the other necessary agreements or documents;

(d) Party B shall warrant that no secured interests are set on the purchased equity, and it shall hand over the purchased equity to Party A and/or its assignees effectively in time, assist Party A and/or its assignees in dealing with relevant formalities for equity transfer, such as register of shareholders of Party C and equity change registration, etc.

“Secured interests” in this article refer to other secured interests not set, such as other guarantee, mortgage, equity purchase option, right of preemption, and right of set-off, etc., except for all the equity held by Party B in Party C and pledged by Party B to Party A so that Party B and Party C can fulfill all the obligations in Exclusive Management Consulting and Service Agreement signed with Party A,

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1.5 Payment

Party A shall pay Party B corresponding equity purchase amount in the legal mode prescribed in Chinese laws and regulations.

2	Undertakings and Warranties

2.1 Undertakings and warranties of Party C

(a) Without the written consent of Party A, it shall not supplement, change or revise the Memorandum of Association of Party C in any form, increase, decrease or change its registered capital in other mode, or undertake any act to split, dissolve or change the corporate form of Party C;

(b) According to good financial and commercial standards and practices, it shall maintain the existence of the company, effectively operate the business and handled the affairs at its discretion so as to maintain the value of Party C’s assets, and shall not undertake any act that may have adverse effect on its operational status and assets value;

(c) Without the written consent of Party A, it shall not sell, transfer, mortgage, pledge or dispose any assets, business, income and other rights to earnings in other way beyond the scope of normal business and operation;

(d) Without the written consent of Party A, it shall not create or inherit any debts, except for the non-borrowing debt incurred in the day-to-day operation and the debts disposed to Party A and approved by Party A in writing;

(e) Without the written consent of Party A, it shall not sign any major contracts (major contracts prescribed in this article refer to the contracts with single transaction amount exceeding RMB 1,000,000 or the contracts with relatively small single contract amount but accumulative amount for the same transaction counterparty or associated company of counterparty exceeding RMB 500,000).

(f) Without the written consent of Party A, it shall not provide the guarantee in any form to any third party, including loan, financial aid or mortgage, and pledge, etc., or allow any third party to set mortgage or pledge on its assets or equity;

(g) It shall provide all the materials about Party C’s operation and financial status at the request of Party A;

(h) Without the written consent of Party A, it shall not cooperate, engage in joint venture, carry out external investment to establish any third party or acquire any third party;

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(i) If any litigation, arbitration or administrative proceeding related to Party C’s assets, business and income happens or may happen, it shall notify Party A immediately;

(j) Without the written consent of Party A, it shall not distribute the dividend to the shareholders in any form;

(k) It shall appoint a person recommended by Party A and meeting statutory conditions as the directors, supervisors and senior management of Party C, and/or dismiss the directors, supervisors and/or senior management of Party C, and perform all the relevant resolution and filing procedures at the request of Party A;

(l) As for the undertakings in Article 2.1 applicable to Party C, Party B and Party C shall urge Party C’s subsidiaries to conform to such undertakings if applicable as such subsidiaries are Party C of corresponding articles.

2.2	Undertakings and warranties of Party B

Party B hereby irrevocably undertakes:

(a)	Without the written consent of Party A, it shall not donate, transfer, mortgage, pledge or dispose any shares and related rights to earnings that it holds in Party C in other way, or allow setting any encumbrance on any secured interests except for the pledge set according to Equity Pledge Agreement signed between Party A and Party B;

(b)	Party B shall not engage in operational business or any other activity that has adverse effect on the reputation of Party C;

(c)	Party B shall take all the measures to keep all the operational certificates and licenses of Party C legal, valid, and legally renewed in time;

(d)	Party B shall not sign any documents in conflict of interests with the legal instruments that are signed with Party C or Party A and its assignees and being performed, or make relevant commitments; Party B shall not cause the conflict of interests between Party B and Party A & its shareholders through action or by means of non-action. If such conflict of interests occurs (Party A shall be entitled to unilaterally determine whether such conflict of interests occurs), Party B shall take measures to eliminate such conflict as soon as possible with the consent of Party A or its assignees;

(e)	Without the written consent of Party A, Party B shall not directly or indirectly participate in and engage in the business in competition or potential competition with that of Party C and its controlled subsidiaries in any way;

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(f)	It shall immediately notify Party A of any litigation, arbitration or administrative proceeding related to the equity that Party B holds in Party C that is in progress or likely to occur.

(g)	If the shares of Party C can be transferred to Party A’s assignees with the consent of Party A, all of Party B’s rights and obligations hereof shall be transferred to such transferee, and Party B shall try the best to urge and require such transferee to unconditionally inherit such rights and obligations

(h)	It shall vote in the Shareholders’ Meeting of the company against the cooperation or joint venture between Party C and any third party, external investment to establish any third party or acquisition of any third party without the prior consent of Party A in writing;

(i)	It shall deliberate over and pass the transfer matters of the purchased equity hereof in the Shareholders’ Meeting of the company;

(j)	It shall appoint the natural person recommended by Party A and meeting statutory conditions as the directors of Party C;

(k)	It shall immediately transfer its equity to Party A’s assignees at the request of Party A, and waive the right of preemption of the aforementioned equity transferred by other existing shareholders;

(l)	It shall strictly comply with the provisions of the Agreement and other contracts signed by Party B & Party C and Party A jointly or severally, and fulfill the obligations of the aforementioned contracts, and shall not undertake any act that may influence the effectiveness and enforceability of the aforementioned contracts;

(m)	Party B shall jointly bear all the costs arising from the signing and execution of documents related to transfer of equity ownership, and assist Party A in dealing with relevant necessary formality to acquire corresponding purchased equity, including but not limited to acquiring the governmental approval necessary for purchased equity and industry and commerce change registration for the matters, such as change of the Memorandum of Association and company shareholder change, etc.

2.3 Joint undertakings and warranties of Party B and Party C

(a)	Party B and Party C are entitled to sign the Agreement and every equity transfer agreement (severally referred to as “transfer agreement”) signed according to the Agreement, and fulfill the obligations of the Agreement and equity transfer agreements. Once the Agreement and every equity transfer agreement is signed, Party B and Party C may be subject to statutory performance of corresponding obligations in accordance with corresponding articles;

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(b)	The signing and performance of the Agreement and transfer agreements shall not violate any obligations, any relevant approvals or authorizations prescribed in any related Chinese laws, the Articles of Incorporation or other organizational documents of Party C, and any effective contractual legal instrument signed by Party B or Party C;

(c)	Party B holds complete and flawless ownership of the shares that it holds in Party C and no secured interests are set on the aforementioned equity without the consent of Party A;

(d)	Party C does not hold any outstanding debts except for the reasonable debts arising from the day-to-day operation and the debts disclosed to Party A or approved by Party A in writing;

(e)	Currently they undergo no litigation, arbitration or administrative proceeding related to Party B’s equity and Party C’s assets that is in progress or likely to occur.

(f)	During the validity period of the Agreement, Party A may, if necessary (or for any reason, including but not limited to tax, accounting or other reasons), require Party B and Party C to supplement and revise any term and article hereof, and Party B and Party C hereby undertake to immediately sign on the instructions of Party A.

3	Effectiveness and Term

The Agreement shall come into effect on the date of being signed by the authorized representatives of the Parties and affixed with seal, and remain effective permanently. Unless otherwise specified herein, Party A shall be entitled to notify Party B and Party C of the termination of the Agreement through issuing 20-day written notice. However, Party B and Party C shall not terminate the Agreement in advance.

4	Governing Laws and Dispute Resolution

4.1 Governing laws

The signing, effectiveness, interpretation and performance of the Agreement and the resolution of the disputes hereof shall be governed by Chinese laws.

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4.2 Dispute resolution method

The Parties shall firstly resolve any dispute arising from the interpretation and performance of the Agreement through amicable negotiations. If the Parties fail to enter into the agreement of dispute resolution within 30 days after one party sends the written notice requesting resolution through negotiation to the other parties, any party shall be entitled to submit relevant dispute to South China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules effective then. The arbitration place is Shenzhen and the arbitration language is Chinese. The arbitration award shall be final and have binding force on the parties.

Except for the disputed matter for the Parties, the Parties shall continually perform their respective obligations in good faith.

5	Liability for Breach of Contract

If Party A suffers any loss due to Party B or Party C’s breach of any article hereof, Party B and Party C shall undertake joint responsibility of compensation.

6	Taxes and Expenses

All the taxes and expenses related to the Agreement shall be respectively borne by Party A and Party B in compliance with relevant provisions of laws; Party B shall compensate Party A in full amount after Party A pays the amount attributed to Party A according to law.

7	Notice

The notice or other correspondence sent by any party hereof shall be made in Chinese, and delivered by specialized person, by post or via fax to the following address of other parties or other addresses given by other party in the notice to other agreement parties in the means of notice prescribed herein. The actual service date of the notice shall be determined in the following mode: (a) For the notice delivered by specialized person, it shall be deemed as delivered on the date of delivery by specialized person; (b) for the notice in the form of letter, it shall be deemed as delivered on the tenth day after the post date of registered airmail with postage paid (indicated by postmark, or on the fourth day after delivered to special delivery service institution internationally recognized; and (c) for the notice sent via fax, it shall be deemed as served at the receiving time indicated on transmission confirmation of relevant document.

Party A: YiQiLai (Shenzhen) Consulting Management Co., Ltd.

Address:

Addressee: ______________________________

Tel.: __________________________________________

Fax: ____________________________________________

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Party B: Ding Xiang (Shenzhen) Investment Co., Ltd.

Address:

Addressee: ___________________________________

Tel.: ________________________________________

Fax: ____________________________________________

Party C: Shenzhen Zhong Wei Technology Co., Ltd.

Address:

Addressee: _____________________

Tel.: ____________________________________________

Fax: ____________________________________________

8	Responsibility of Confidentiality

The Parties hereby acknowledge that any oral or written materials exchanged with each other and related to the Agreement are deemed as confidential materials. The Parties shall keep all the aforementioned materials confidential, and shall not disclose any relevant materials to any third person without the written consent of the disclosing party, unless: (a) The public has learnt or will learn the aforementioned materials not due to the arbitrary disclosure by any of the receiving party to the public; (b) the materials are disclosed as required by laws; or (c) any party needs to disclose the transaction stated herein to its legal or financial advisor, provided that such legal or financial advisor shall perform the responsibility of confidentiality similar to this article. The disclosure by the staff or hired institution of any party shall be deemed as disclosure by such party, which shall undertake the liability for breach of contract in accordance with the Agreement. This article shall remain effective whether the Agreement is terminated for any reason.

9	Miscellaneous

9.1	Amendment, revision and supplement

The Parties shall sign written agreement on any amendment, revision and supplement of the Agreement.

9.2	Performance

The Parties hereby agree to sign relevant documents and take other measures beneficial to the performance of the provisions hereof.

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9.3	Transfer

Party A shall be entitled to transfer its rights and obligations hereof to any third party, and the transferee shall inherit Party A’s rights and obligations hereof. Party A shall notify Party B and Party C in writing within reasonable period before such transfer, and Party B and Party C shall sign relevant contracts and/or documents for such transfer at the request of Party A.

9.4	Compliance with laws and regulations

The Parties shall fully comply with effective Chinese laws and regulations.

9.5	Complete agreement

In addition to the written amendment, supplement or revision made after the signing of the Agreement, the Agreement shall constitute the complete agreement on the subject matter hereof entered into by the Parties, and replace all the oral or written negotiation, representation and contracts previously made on the subject matter hereof.

9.6	Language

The Agreement is made in Chinese and in triplicate, with each party holding one, which shall have equal legal force.

9.7	Severability

If any article or provision hereof becomes ineffective, illegal or unenforceable according to laws, all the other articles and provisions hereof shall remain fully effective. After confirming any article or provision becomes ineffective, illegal or unenforceable, the Parties shall revise the Agreement through negotiations in good faith so as to reflect the true intentions of the Parties to the greatest extent in the mode acceptable to the Parties, and thus accomplish the transaction proposed herein as initially planned to the greatest extent.

9.8	Continuing effectiveness

(a) Any obligations arising due to the Agreement before the expiry or forward termination of the Agreement shall remain effective after the expiry or forward termination hereof.

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(b) Article 5 and 8 hereof shall remain effective after the termination of the Agreement.

(The remainder of this page is intentionally left blank. The signing page is attached)

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(This page is left blank and serves as the signing page of Exclusive Option Agreement. The Parties have instructed their respective authorized representatives to sign Exclusive Option Agreement on the date first above written.)

Party A: YiQiLai (Shenzhen) Consulting Management Co., Ltd.

Signature: /s/ Congying Fang

Party B: Ding Xiang (Shenzhen) Investment Co., Ltd.

Signature: /s/ Xinhong Cai

Party C: Shenzhen Zhong Wei Technology Co., Ltd.

 Signature: /s/ Weide Li

August 18, 2020

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